UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
February 16, 2010
Date of report (Date of earliest event reported)
ConAgra Foods, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-7275	47-0248710
(Commission File Number)	(IRS Employer Identification No.)

One ConAgra Drive
Omaha, NE	68102
(Address of Principal Executive Offices)	(Zip Code)
(402) 240-4000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     Today, February 16, 2010, ConAgra Foods, Inc. (the “Company”) issued a press release regarding its presentation at the Consumer Analyst Group of New York conference, which is scheduled to begin at 9:15 a.m. EST this morning. The presentation will be webcast. The press release also provides information on expected financial results for the Company’s second half of fiscal 2010. The press release and slides used in the presentation by the Company are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Form 8-K and incorporated herein by reference.
     The presentation includes the non-GAAP financial measures of diluted earnings per share from continuing operations, excluding items impacting comparability; return on invested capital, excluding items impacting comparability; and Consumer Foods segment adjusted operating profit. The Company’s non-GAAP measures exclude from reported results those items that management believes are not indicative of the Company’s ongoing performance. Management considers GAAP financial measures as well as such non-GAAP financial information in its evaluation of the Company’s financial statements, operating results and trends. The non-GAAP measures are reconciled in the presentation to the most comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of the GAAP financial measures.
Item 8.01. Other Events.
     Today, February 16, 2010, the Company announced in a press release that its Board of Directors has approved a $500 million share repurchase program with no expiration date. Under the share repurchase authorization, the Company plans to repurchase its shares periodically, depending on market conditions and other factors, and may do so in open market purchases or privately negotiated transactions. The Company expects this to be a multi-year program. The authorization has no time limit, and may be suspended or discontinued at any time.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
     Exhibit 99.1 Press release issued February 16, 2010
     Exhibit 99.2 CAGNY Slide Presentation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONAGRA FOODS, INC.
Date: February 16, 2010	By:	/s/ Colleen Batcheler
	Name:	Colleen Batcheler
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit 99.1	Press release issued February 16, 2010

Exhibit 99.2	CAGNY Slide Presentation